Exhibit 99.1

Verra Mobility Reaches Framework Agreement with Avis Budget Group

MESA, Ariz., July 28, 2026 — Verra Mobility Corporation (NASDAQ: VRRM), a leading provider of smart mobility technology solutions, today announced that it has reached an agreement with Avis Budget Group (“ABG”) on the key commercial terms of a new seven-year tolling and violations services contract and are working collaboratively to finalize the remaining operational terms and conditions. This redefined commercial relationship will give ABG the option to selectively perform certain activities internally. While Verra Mobility is not disclosing the commercial terms, from a financial perspective, the terms of the new agreement are expected to be materially less favorable to the Company when compared to the prior agreement it had with ABG.

Jon Keyser, president and chief executive officer of Verra Mobility, said, “We have been focused on strengthening our customer-centric culture by listening closely, moving with greater urgency and aligning our business and technology investments with our customers’ evolving priorities. Reengaging with ABG is a positive step forward for Verra Mobility that reflects the strength of our differentiated technology platform and our expertise in complex tolls and violations management for large vehicle fleets. We are pleased to extend the nearly two-decade partnership between our companies, and we look forward to helping power ABG’s tolling program and delivering efficient, seamless experiences for both their operations and the customers they serve.”

Verra Mobility helps communities and businesses move people and vehicles by connecting the entire transportation ecosystem, including road safety, commercial fleet mobility, and parking management. The company supports more than 7.6 million vehicles globally—helping to protect vehicle owners against costly toll fines and burdensome administrative tasks – and empowers more than 300 communities to increase safety for all road users through intelligent technology and data-driven insights. In 2025, more than 350 million toll transactions and over 5.6 million violations were processed for fleet customers.

To learn more about Verra Mobility’s commercial and fleet solutions, visit www.verramobility.com/commercial/.

About Verra Mobility

Verra Mobility Corporation (NASDAQ: VRRM) is a leading provider of smart mobility technology solutions that make transportation safer, smarter, and more connected. The company sits at the center of the mobility ecosystem, bringing together vehicles, hardware, software, data, and people to enable safe, efficient solutions for customers globally. Verra Mobility’s transportation safety systems and parking management solutions protect lives, improve urban and motorway mobility, and support healthier communities. The company also solves complex payment, utilization, and compliance challenges for fleet owners and rental car companies. Headquartered in Arizona, Verra Mobility operates in the United States, Australia, Europe, and Canada. For more information, please visit www.verramobility.com.

Forward-Looking Statements

This press release contains forward-looking statements which address our expected future business and financial performance, and may contain words such as “goal,” “target,” “future,” “estimate,” “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “project,” “may,” “should,” “will” or similar expressions. Forward-looking statements include statements regarding expectations related to finalizing the remaining operational terms and conditions of the new seven-year commercial agreement with Avis Budget Group, our expectation that certain terms of the new agreement will be materially less favorable to us from a financial perspective than the prior agreement, our ability to strengthen our customer-centric culture by listening closely, moving with greater urgency and aligning our business and technology investments with our customers’ evolving priorities, and our ability to help power ABG’s tolling program and deliver efficient, seamless experiences for both their operations and the customers they serve. Forward-looking statements involve risks and uncertainties, and a number of factors could cause actual results to differ materially from those currently anticipated. These factors include, but are not limited to, the impact of negative industry and macroeconomic conditions, including the impact of government actions and regulations, such as tariffs, trade protection measures, military conflicts, or a government shutdown, on our customers or Verra Mobility; customer concentration in our Commercial Services and Government Solutions segments, including risks impacting such segments such as travel demand and legislation, and the risk of losing a customer; risks related to our contract with NYCDOT, which comprises a material portion of our revenue, including the timing of payments; risks associated with the finalization of the new Avis Budget agreement and the renewal of other Commercial Services customer agreements; risks and uncertainties related to our government contracts, including legislative changes, termination rights, delays in payments, audits, and investigations; decreases in the prevalence or political acceptance of, or an increase in governmental restrictions regarding, automated and other similar methods of photo enforcement, parking solutions, or the use of tolling; our ability to successfully implement our acquisition strategy or integrate acquisitions; failures in or breaches of our networks or systems, including as a result of cyber-attacks or other incidents; risks and uncertainties related to our international operations and our ability to develop and successfully market new products and technologies into new markets; our failure to acquire necessary intellectual property or adequately protect our intellectual property; our ability to manage our substantial level of indebtedness; our ability to maintain effective internal controls over financial reporting; our ability to properly perform under our contracts and otherwise satisfy our customers; risks associated with the use of artificial intelligence and related tools; decreased interest in outsourcing from our customers; our ability to keep up with technological developments and changing customer preferences; our ability to compete in a highly competitive and rapidly evolving market; risks and uncertainties related to our share repurchase program; risks and uncertainties related to litigation and other disputes and regulatory investigations; our reliance on specialized third-party providers; and other risks and uncertainties indicated from time to time in documents we filed or will file with the Securities and Exchange Commission (the “SEC”). In addition, no assurance can be given that any plan, initiative, projection, goal, commitment, expectation, or prospect set forth in this press release can or will be achieved. This press release should be read in conjunction with the information included in our other press releases, reports, and other filings with the SEC. Additional information regarding the factors that may cause actual results to differ materially from these forward-looking statements is available in our SEC filings, including our 2025 Annual Report on Form 10-K and first quarter 2026 Quarterly Report on Form 10-Q. These forward-looking statements speak only as of the date of this press release and except to the extent required by applicable law, we do not assume any obligation to update or revise any forward-looking statement, whether as a result of new information, future events and developments, or otherwise. Understanding the information contained in these filings is important in order to fully understand our reported financial results and our business outlook for future periods.

Additional Information

We periodically provide information for investors on our corporate website, www.verramobility.com, and our investor relations website, ir.verramobility.com.

We intend to use our website including our quarterly earnings presentation as a means of disclosing material non-public information, additional financial and operating metrics and for complying with disclosure obligations under Regulation FD. Accordingly, investors should monitor our website, in addition to following our press releases, SEC filings, public conference calls, webcasts, and social media. In addition, you may enroll to automatically receive e-mail alerts and other information about our company by visiting “Email Alerts” under the “Investor Resources” section of the “Investors” portion of our website.

Media Relations:	Investor Relations:

Valerie Schneider	Mark Zindler
valerie.schneider@verramobility.com	mark.zindler@verramobility.com